UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 14, 2019
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MOHAWK INDUSTRIES, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or other Jurisdiction of Incorporation or Organization)	01-13697 (Commission File Number)	52-1604305 (I.R.S. Employer Identification No.)

160 South Industrial Blvd.
Calhoun, Georgia 30701
(Address of principal executive offices) (Zip Code)

(706) 629-7721
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.17R 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previous announcement of Frank H. Boykin’s plan to retire as Chief Financial Officer of Mohawk Industries, Inc. (the “Company”), the Company entered into a transition agreement with Mr. Boykin on January 14, 2019. The transition agreement provides that, upon the appointment of his replacement as Chief Financial Officer and for a period of twelve (12) months thereafter, Mr. Boykin will remain an employee of the Company, providing transition assistance to the new Chief Financial Officer and related support to the financial operations of the Company.  During the term of the transition agreement, Mr. Boykin will receive compensation equal to 50% of his current base salary and target annual incentive, together with standard employee benefits.

The foregoing summary of the transition agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Transition Agreement, dated January 14, 2019, by Frank H. Boykin and Mohawk Industries, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

	By:	/s/ R. David Patton
R. David Patton
Date: January 14, 2019		Vice President-Business Strategy, General Counsel and Secretary